UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant  [    ]

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[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[    ] Definitive Proxy Statement

[ x ] Definitive Additional Materials

[    ] Soliciting Material Under Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ x ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1.)	Title of each class of securities to which transaction applies:
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(set	forth the amount on which the filing fee is calculated and state how it was determined):
4.)	Proposed maximum aggregate value of transaction:
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[    ] Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.) Amount previously paid:

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4.) Date Filed:

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804-4827

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held at 1:30 p.m. on April 24, 2012.

You are receiving this communication because you hold shares in Renasant Corporation, and the materials you should review before you cast your vote are now available.

This communication is not a ballot; it presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Renasant Corporation’s 2012 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2011 are available at http://www.cfpproxy.com/5439.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for a paper copy. Please make your request as instructed below on or before April 5, 2012 to facilitate timely delivery.

The 2012 Annual Meeting of Shareholders of Renasant Corporation (the “Company,” “we,” “our” or “us”) will be held beginning at 1:30 p.m., Central time, on Tuesday, April 24, 2012 at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827. Only shareholders who owned stock at the close of business on the record date, February 24, 2012, may vote at the annual meeting or any adjournment or postponement of the annual meeting. The proposals to be voted on at the annual meeting are listed below along with the recommendations of our board of directors.

The board of directors recommends that you vote FOR each of the following proposals:

1.	To elect the following nominees as Class 1 directors, to serve until the expiration of their respective three-year terms or until their successors are elected and qualified:

•	George H. Booth, II
•	Frank B. Brooks
•	Albert J. Dale, III
•	John T. Foy
•	T. Michael Glenn
•	Jack C. Johnson

2.

To approve the amendment to the Renasant Corporation 2011 Long-Term Incentive Compensation Plan that permits non-employee directors to receive grants and awards from the plan and authorizes an annual award of shares of Renasant Corporation stock to such directors.

3.	To ratify the appointment of HORNE, LLP as our independent registered public accountants for 2012.

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

To view proxy materials online: To access our proxy materials on the Internet, please visit http://www.cfpproxy.com/5439. The following materials are available for viewing online:

•	Renasant’s 2012 Proxy Statement and Notice of Annual Meeting of Shareholders
•	Annual Report on Form 10-K for the year ended December 31, 2011

To request paper or electronic proxy materials: To request a paper or electronic copy of our proxy materials, you may either:

•	Call 1-662-680-1219;
•	Send us an email at joxford@renasant.com; or
•	www.cfpproxy.com/5439

To vote your proxy: You may vote your proxy by telephone, over the Internet, by mail or in person, by following the applicable procedures set forth below. We ask that you cast your vote promptly.

•

Online: To vote over the Internet, please visit https://www.proxyvotenow.com/rnst and follow the on-screen instructions. You may enter your voting instructions until 3 a.m., Eastern time, on April 24 2012.

•	Telephone: To vote by telephone, please visit http://www.cfpproxy.com/5439 to view our proxy materials and to obtain the toll-free number to call.
•	Mail: To vote by mail, you must request a paper copy of our proxy materials, which will include a proxy card.
•	In Person: You may vote your shares in person by attending the annual meeting.

To vote by telephone or on the Internet, you will also need your Shareholder Control Number which can be found in the bottom right hand corner of this communication. No other personal information will be required in order to vote in this manner.

Shareholders of record as of February 24, 2012 are encouraged and cordially invited to attend the 2012 Annual Meeting of Shareholders. If you would like to attend the meeting in person and need directions, please contact our Director of Investor Relations by e-mail to mwaycaster@renasant.com or by phone at 662-680-1215.

This Notice also constitutes notice of the 2012 Annual Meeting of Shareholders of Renasant Corporation.

Please note that you cannot use this Notice to vote by mail.